Exhibit 3.1

ARTICLE IV

OFFICERS

1. Number.

     The Corporation shall have the following officers: a Chairman of the Board, a Chief Executive Officer, a President and Chief Operating Officer, Vice Presidents, a Secretary and a Treasurer. At the discretion of the Board of Directors, the Corporation may have multiple levels of Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.

2. Election and Term of Office.

     The officers of the Corporation shall be elected annually by the Board of Directors or at any special or regular meeting of the Board of Directors. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

3. Agents.

     In addition to the officers mentioned in Section 1 of this Article IV, the Board of Directors may appoint such agents as the Board of Directors may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or to any committee the power to appoint or remove any such agents.

4. Removal.

     Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole Board of Directors.

5 Resignations.

     Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer, or the Secretary. Any such resignation shall take effect at the times specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer, or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6. Vacancies.

     A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board of Directors.

7. Office of the Chairman.

     There shall be an Office of the Chairman which shall have, subject to the control of the Board of Directors, general and active supervision and direction over the business and affairs of the Corporation and over its other officers. The Office of the Chairman shall consist of such officers as the Board shall from time to time appoint, with the initial members consisting of the Chief Executive Officer, the President and Chief Operating Officer, and the Senior Executive Vice President. The Office shall act by consensus to the extent feasible, and shall make all material decisions relating to the Corporation not reserved to or made by the Board of Directors. The powers of the following officers are subject to the Board of Directors and the Office of the Chairman of the Board.

8. Chairman of the Board.

     The Chairman of the Board shall: (a) preside at all meetings of the stockholders and at all meetings of the Board of Directors; (b) make a report of the state of the business of the Corporation at each annual meeting of the stockholders; (c) have the right to sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (d) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it.

9. Chief Executive Officer.

     The Chief Executive Officer shall have, as part of the Office of the Chairman and subject to the control of the Board of Directors, general and active supervision and direction over the business and affairs of the Corporation and its several officers, other than the President and Chief Operating Officer. If at any time the Corporation has no Chief Executive Officer, the duties and responsibilities designated for such position shall be performed by the President and Chief Operating Officer, or by an officer of the Corporation designated by the Board of Directors. The Chief Executive Officer shall: (a) see that all orders and resolutions of the Board of Directors are carried into effect; (b) sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation; (c) have the right to sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (d) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it.

10. President and Chief Operating Officer.

     The President and the Chief Operating Officer shall have, as part of the Office of the Chairman and subject to the control of the Board of Directors, general and active supervision and direction over the business and affairs of the Corporation and its several officers, other than the Chief Executive Officer. If at any time the Corporation has no President and Chief Operating

Officer, the duties and responsibilities designated for such position shall be performed by the Chief Executive Officer, or by an officer of the Corporation designated by the Board of Directors. The President and Chief Operating Officer shall: (a) see that all orders and resolutions of the Board of Directors are carried into effect; (b) have the right to sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (c) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it.

11. Vice President.

     The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the Office of Chairman, or any individual member thereof, or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws.

12. Secretary.

     The Secretary shall: (a) record all the proceedings of the meetings of the stockholders, the Board of Directors and the Executive Committee, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign, with the Chief Executive Officer or other appropriate officer, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided in Section 3 of Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any Director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 7 of Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Office of Chairman, any individual member thereof, or the Board of Directors.

13. Treasurer.

     If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of

Directors shall determine. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for moneys due and payable to the Corporation from any sources whatsoever; (c) deposit all such moneys to the credit of the Corporation or otherwise as the Board of Directors, the Office of Chairman, or any individual member thereof, shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Board of Directors, the Office of Chairman or any individual member thereof, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and (h) upon request; exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Office of Chairman, or any individual member thereof, or any of the Directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Office of Chairman or any individual member thereof, or the Board of Directors.

14. Assistant Officers.

     Any persons elected as assistant officers shall assist in the performance of the duties of the duties of the designated office and such other duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, as the case may be, or by the Board of Directors, the Office of Chairman or any individual member thereof.

15. Combination of Offices.

     Any two of the offices hereinabove enumerated may be held by one and the same person, if such person is so elected or appointed, except the offices of the President and Secretary.

16. Compensation.

     The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

4